As filed with the Securities and Exchange Commission on September 15, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0678374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

288 Christian Street

Oxford, CT 06478

(203) 266-2103

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

National Corporate Research, Ltd.

615 South DuPont Highway

Dover, DE 19901

(800) 483-1140

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq.

Zachary D. Blumenthal, Esq.

Avraham S. Adler, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, NY 10022

Tel: (212) 603-6300

Fax: (212) 956-2164

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount Registered(1)		Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	860,716	(2)	$1.14	$981,216	$114.02

(1)	All shares registered pursuant to this registration statement are to be offered by selling stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of additional shares of the registrant’s common stock, $0.0001 par value per share (the “Common Stock”) issued to prevent dilution resulting from stock splits, stock dividends or similar events.

(2)	Represents the maximum number of shares of Common Stock initially issuable upon exercise of the Warrants (as defined below).

(3)	Estimated solely for purposes of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based on the average of the high and low sales prices of the registrant’s Common Stock on the NASDAQ Capital Market on September 11, 2015, which date is within five (5) business days of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2015

PROSPECTUS

860,716 Shares of Common Stock

Nxt-ID, Inc.

This prospectus relates to the offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 860,716 shares of our common stock, $0.0001 par value per share (the “Common Stock”). The offered shares of Common Stock are issuable, or may in the future become issuable, with respect to the exercise of common stock purchase warrants (the “Warrants”) issued in connection with a private placement we completed pursuant to a Warrant Purchase Agreement, dated July 30, 2015 (the “Warrant Purchase Agreement”), between us and certain purchasers thereto. See “Private Placement of Warrants.” For additional information on the Warrants, see “Selling Stockholders—Material Relationships with Selling Stockholders.”

We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders. However, to the extent the Warrants are exercised for cash, if at all, we will receive up to $2,022,683.

The selling stockholders identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. See “Plan of Distribution.”

We have agreed to pay certain expenses in connection with the registration of the shares of Common Stock.  The selling stockholders will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with the sale of the shares of Common Stock.

Our Common Stock is currently traded on the NASDAQ Capital Market under the symbol “NXTD.” On September 14, 2015, the last reported sale price of our Common Stock as reported on the NASDAQ Capital Market was $1.05 per share.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this and future filings.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 5 and in the documents which are incorporated by reference herein and contained in the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September     , 2015.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.  Moreover, such representations, warranties or covenants were accurate only as of the date when made.  Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, we refer to Nxt-ID, Inc. as “we,” “us,” “our,” and the “Company” unless we specifically state otherwise or the context indicates otherwise.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated herein by reference. This summary does not contain all the information that you should consider before investing in our securities. You should carefully read the entire prospectus, including “Risk Factors,” our consolidated financial statements and the information incorporated by reference herein, before making an investment decision.

Our Company

We are an early stage technology company that is focused on products, solutions, and services that have a need for biometric secure access control. We have three distinct lines of business that we are currently pursuing: mobile commerce (“m-commerce”); law enforcement and biometric access control applications. Our initial efforts have primarily focused on the development of our secure products for the growing m-commerce market, most immediately, a secure mobile electronic smart wallet. The wocket® is a smart wallet, the next evolution in smart devices following the smart phone and smart watch, designed to protect your identity and replace all the cards in your wallet, with no smart phone required. The wocket® works anywhere credit cards are accepted and only works with your biometric stamp of approval. Credit, debit, ATM, loyalty, gift, ID, membership, insurance, ticket, emergency, medical, business, contacts, coupon, and virtually any card can be protected on the wocket®. More than 10,000 cards, records, coupons, etc. and 100 voice commands can also be stored on the wocket®.

Wocket® prototype

Our plan also anticipates that we will use our core biometric facial and voice recognition algorithms to develop security applications (both cloud based and locally hosted) that can be used for corporations (industrial uses such as enterprise computer networks) as well as individuals (consumer uses such as smart phones, tablets or personal computers). Finally, our plan calls for a suite of high level security products and facial recognition applications that can be utilized by law enforcement, the defense industry, and the U.S. Department of Homeland Security.

We believe that our MobileBioTM products, together with our biometric security solutions, will provide distinct advantages within these markets by improving mobile security. Currently most mobile devices continue to be protected simply by PIN numbers. This security methodology is easily duplicated on another device, and can be easily spoofed or hacked. Our biometric security paradigm is Dynamic Pairing Codes (DPC). DPC is a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys. The recent high-level breaches of personal credit card data raise serious concerns among consumers about the safety of their money. These consumers are also resistant to letting technology companies learn even more about their personal purchasing habits.

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We also plan to service the access control and law enforcement facial recognition markets with our existing 3D facial recognition technology products beginning with U.S. federal and state governmental agencies. These products, whose underlying technologies have been licensed by us, provide customers with the capability to enroll subjects in a 3D database and use that database for verification of identities. During 2012, we acquired 100% of the membership interests in an entity affiliated with our founders as a means toward advancing our business plan.

Corporate Information

The Company is a Delaware corporation formed on February 8, 2012. We were initially known as Trylon Governmental Systems, Inc. We changed our name to Nxt-ID, Inc. on June 25, 2012 to reflect our primary focus on our growing biometric identification, m-commerce and secure mobile platforms.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Where You Can Find Us

Our principal executive offices are located at 288 Christian Street, Oxford, CT 06478, and our telephone number is (203) 266-2103. Our website address is www.nxt-id.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholders:	Up to 860,716 shares of Common Stock.

Common Stock Outstanding (assuming full exercise of all of the Warrants):	28,692,240 shares of Common Stock.

Terms of the Offering:	The selling stockholders will determine when and how they sell the Common Stock offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds:	We will not receive any of the proceeds from the sale of the shares of Common Stock being offered under this prospectus. To the extent proceeds are received upon exercise of the Warrants by the selling stockholders, we will receive up to $2,022,683, which proceeds we intend to use for general corporate purposes, which may include, among other things, working capital, capital expenditures, product development, marketing activities, acquisitions of new technologies and investments, repayment of debt and repurchases and redemptions of securities. See “Use of Proceeds.”

NASDAQ Symbol:	Our Common Stock is listed on the NASDAQ Capital Market under the symbol “NXTD”.

Risk Factors:	You should read the “Risk Factors” section of this prospectus for a discussion of factors to carefully consider before deciding to invest in shares of our Common Stock.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC and any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated by reference in this prospectus and any prospectus supplement, and the additional risks and uncertainties described below before purchasing our securities. The risks and uncertainties we have described are not the only ones facing our company. If any of these risks actually occur, our business, financial condition or results of operations would likely suffer. In that case, the trading price of our common stock could fall, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Before making an investment decision, you should carefully consider these risks as well as the other information we include or incorporate by reference in this prospectus and any prospectus supplement.

Risks Relating to our Warrants

Our stockholders may experience significant dilution.

As of September 14, 2015, we had approximately 860,716 shares of our Common Stock reserved or designated for future issuance in connection with the exercise of the Warrants, subject to potential future anti-dilution adjustments. Although certain exercise restrictions are placed upon the holders of the Warrants, the issuance of material amounts of Common Stock by us would cause our existing stockholders to experience significant dilution in their investment in our company. In addition, if we obtain additional financing involving the issuance of equity securities or securities convertible into equity securities, our existing stockholders’ investment would be further diluted. Such dilution could cause the market price of our Common Stock to decline, which could impair our ability to raise additional financing.

Sales of a significant number of shares of our Common Stock in the public markets or significant short sales of our Common Stock, or the perception that such sales could occur, could depress the market price of our Common Stock and impair our ability to raise capital.

Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public markets, including any shares of Common Stock issued upon exercise of the Warrants, could depress the market price of our Common Stock. If there are significant short sales of our Common Stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the Common Stock to sell their shares, thereby contributing to sales of Common Stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part, which could impact the liquidity of our Common Stock.

Under the terms of the Registration Rights Agreement (defined below), we are obligated to include shares of Common Stock issued or issuable upon the exercise of the Warrants, in an effective registration statement. The registration statement of which this prospectus forms a part is intended to satisfy these obligations. We intend to use our best efforts to maintain the effectiveness of the registration statement, but may not be able to do so. We cannot assure you that no stop order will be issued, or if such a stop order is issued, we will be able to amend the registration statement to defeat the stop order.  If the registration statement is not effective, the selling stockholders’ ability to sell the shares of Common Stock underlying the Warrants may be limited, which would have a material adverse effect on the liquidity of our Common Stock.

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USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of shares of Common Stock under this prospectus. We will not receive any proceeds from these sales. To the extent proceeds are received upon exercise of the Warrants, we will receive up to $2,022,683, which proceeds we intend to use for general corporate purposes, which may include, among other things, working capital, capital expenditures, product development, marketing activities, acquisitions of new technologies and investments, repayment of debt and repurchases and redemptions of securities. The selling stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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PRIVATE PLACEMENT OF WARRANTS

On August 4, 2015, in conjunction with our public offering of 1,721,429 shares of Common Stock, pursuant to the Warrant Purchase Agreement we sold to certain purchasers the Warrants to purchase up to 860,716 shares of Common Stock at a price to the public of $0.0000001 per Warrant for an aggregate purchase price of $0.09.

Description of the Warrants

The Warrants entitle the holders to purchase up to 860,716 shares of Common Stock. The Warrants are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Warrants have an initial exercise price equal to $2.35 per share, which exercise price is subject to adjustment for stock splits, stock dividends, combinations or similar events.

If there is no effective registration statement available registering the shares of Common Stock underlying the Warrants, such Warrants may be exercised on a cashless basis.

Limitations on Exercise

The Warrants may not be exercised if, after giving effect to the exercise, the holder of such Warrants, its affiliates and any persons acting as a group together with the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our Common Stock. At a holder’s option, the ownership percentage limitation applicable to the exercise of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to us.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, dated July 30, 2015, between us and certain purchasers (the “Registration Right Agreement”) we are required to file a registration statement within sixty (60) days after the closing date of the issuance of the Warrants, to have such registration statement declared effective within one hundred eighty (180) days following the filing of such registration statement and to use our best efforts to maintain the effectiveness of such registration statement until all registrable securities covered by the registration statement have been sold thereunder or pursuant to Rule 144 or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. We are required to make certain payments to such purchasers if we fail to meet our obligations under the Registration Rights Agreement.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon exercise of the Warrants. For additional information regarding the issuance of the Warrants, see “Private Placement of Warrants” above. See also “Material Relationships with the Selling Stockholders” below for additional information on the Warrants. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares of Common Stock for resale from time to time.

The table below lists the selling stockholders and other information regarding the “beneficial ownership” of the shares of Common Stock by each of the selling stockholders. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the selling stockholders have sole or shared voting power or investment power and any shares of Common Stock the selling stockholders have the right to acquire within sixty (60) days (including shares of Common Stock issuable pursuant to convertible notes and warrants currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

The second column indicates the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the Warrants, as of September 14, 2015, even though the Warrants are not exercisable until February 4, 2016 (i.e., not exercisable within sixty (60) days of September 14, 2015). The second column also assumes exercise of all the Warrants held by the selling stockholders on September 14, 2015 without regard to any limitations on exercise described in this prospectus or in such Warrants.

The third column lists the shares of Common Stock being offered by this prospectus by each selling stockholder. Such aggregate amount of Common Stock does not take into account any applicable limitations on exercise of the Warrants.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable upon exercise of the Warrants, (ii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Warrants (in each case without giving effect to any limitations on exercise set forth in the Warrants) and (iii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing. Because the exercise price of the Warrants may be adjusted, the number of shares of Common Stock that will actually be issued may be more or less than the number of shares of Common Stock being offered by this prospectus. The selling stockholders can offer all, some or none of their shares of Common Stock, thus we have no way of determining the number of shares of Common Stock they will hold after this offering. Therefore, the fourth and fifth columns assume that the selling stockholders will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

Each selling stockholder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
Alpha Capital Anstalt (1)	2,596,521	(3)	71,429	(3)	2,525,092	8.0%
Osher Capital Partners LLC (2)	421,396	(4)	14,286	(4)	407,110	1.3%
Anson Master Investment Funds LP (5)	1,471,397	(8)	575,000	(8)	896,397	2.8%
Midsummer Small Cap Master, Ltd. (6)	235,417	(9)	142,858	(9)	92,559	*
Magna Equities I, LLC (7)	223,943	(10)	57,143	(10)	166,800	*
TOTAL	4,948,674		860,716		4,087,958	13.0%

* Less than 1%

(1)	This stockholder has represented to us that Konrad Ackernan is the natural person with voting and investment control over these shares of Common Stock.

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(2)	This stockholder has represented to us that Yisroel Kluger is the natural person with voting and investment control over these shares of Common Stock.

(3)	This amount includes 71,429 shares of Common Stock underlying the Warrants, which this stockholder may not beneficially own until such Warrants are exercisable commencing on February 4, 2016.

(4)	This amount includes 14,286 shares of Common Stock underlying the Warrants, which this stockholder may not beneficially own until such Warrants are exercisable commencing on February 4, 2016.

(5)	This stockholder has represented to us that M5V Advisors Inc. (“M5V”) and Frigate Ventures LP (“Frigate”) are the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”) and hold voting and dispositive power over the Common Stock held by Anson. Bruce Winson is the managing member of Admiralty Advisors LLC, which is the general partner of Frigate. Moez Kassam and Adam Spears are directors of M5V. Each of Mr. Winson, Mr. Kassam and Mr. Spears disclaim beneficial ownership of this Common Stock except to the extent of his pecuniary interest therein.

(6)	This stockholder has represented to us that Joshua Thomas is the natural person with voting and investment control over these shares of Common Stock.

(7)	This stockholder has represented to us that Joshua Sason is the natural person with voting and investment control over these shares of Common Stock.

(8)	This amount includes 575,000 shares of Common Stock underlying the Warrants, which this stockholder may not beneficially own until such Warrants are exercisable commencing on February 4, 2016.

(9)	This amount includes 142,858 shares of Common Stock underlying the Warrants, which this stockholder may not beneficially own until such Warrants are exercisable commencing on February 4, 2016.

(10)	This amount includes 57,143 shares of Common Stock underlying the Warrants, which this stockholder may not beneficially own until such Warrants are exercisable commencing on February 4, 2016.

Material Relationships with the Selling Stockholders

Along with the Warrants issued pursuant to the Warrant Purchase Agreement, we have had the following material relationships with the selling stockholders in the last three (3) years:

January 2014 Private Placement

On January 13, 2014, we entered into a private placement with Alpha Capital Anstalt, Osher Capital Partners LLC, and certain additional accredited investors (each, a “January Purchaser”) pursuant to which we sold to the January Purchasers for $1,350,000 415,387 shares of Common Stock and warrants to purchase up to 1,350,000 shares of Common Stock (the “January Warrants”) at an exercise price of $3.25, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the January Warrants was amended to $2.00 on September 10, 2014. The January Warrants are exercisable for a period of five (5) years from the original issuance date. We registered the January Warrants and shares of Common Stock underlying the January Warrants on a registration statement on Form S-1 on February 25, 2014.

June 2014 Private Placement

Between June 12, 2014 and June 17, 2014, we entered into a private placement with Alpha Capital Anstalt and certain additional accredited investors (each, a “June Purchaser”) pursuant to which we sold to the June Purchasers warrants to purchase up to 400,000 shares of Common Stock (the “June Warrants”) at an exercise price of $3.00, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the June Warrants was amended to $2.00 on September 10, 2014. The June Warrants are exercisable for a period of five (5) years from the original issuance date. In connection with the June Warrants, we entered into a registration rights agreement with the June Purchasers pursuant to which we agreed to register shares of Common Stock and shares of Common Stock underlying the June Warrants. We did not file the registration statement by the filing date. On January 30, 2015, we received signed documentation from the June Purchasers agreeing to waive their right to liquidated damages and to terminate the registration rights agreement.

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August 2014 Private Placement

On August 21, 2014, we entered into a private placement with Alpha Capital Anstalt and Osher Capital Partners, LLC (each, an “August Purchaser”) pursuant to which we sold to the August Purchasers warrants to purchase up to 100,000 shares of Common Stock (the “August Warrants”) at an exercise price of $3.00, subject to adjustment for certain events, including, without limitation, stock splits, combinations, dividends, reclassifications, distributions, mergers and other corporate changes. The exercise price of the August Warrants was amended to $2.00 on September 10, 2014. The August Warrants are exercisable for a period of five (5) years from the original issuance date. In connection with the August Warrants, we entered into a registration rights agreement with the August Purchasers pursuant to which we agreed to register shares of Common Stock and shares of Common Stock underlying the August Warrants. We did not file the registration statement by the filing date. On January 30, 2015, we received signed documentation from the August Purchasers agreeing to waive their right to liquidated damages and to terminate the registration rights agreement.

April 2015 Private Placement

On April 24, 2015, the Company entered into a Securities Purchase Agreement with Alpha Capital Anstalt and Osher Capital Partners, LLC (each, an “April Purchaser”) pursuant to which the Company sold to the April Purchasers an aggregate of $1,575,000 principal amount of secured convertible notes (the “Convertible Notes”), a Class A Common Stock Purchase Warrant (the “Class A Warrant”) to purchase up to 468,749 shares of Common Stock and a Class B Common Stock Purchase Warrant (the “Class B Warrant,” and together with the Class A Warrant, the “April Warrants”) to purchase up to 468,749 shares of Common Stock. The Convertible Notes bear interest at 6% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of Common Stock at a conversion price of $2.52 per share. The Class A Warrant and Class B Warrant are exercisable beginning six (6) months after issuance through the fifth (5th) anniversary of such initial exercisability date. The Class A Warrant has an initial exercise price equal to $3.02 per share and the Class B Warrant has an initial exercise price equal to $5.00 per share. We registered the shares of Common Stock underlying the Convertible Notes and the April Warrants on a registration statement on Form S-3 on May 8, 2015.

July 2015 Private Placement

On July 27, 2015, the Company entered into a securities purchase agreement with an affiliate of Magna Equities I, LLC (the “July Purchaser”) pursuant to which the Company sold to the July Purchaser an aggregate of $222,222 in principal amount of the 8% Original Issue Discount Convertible Notes (the “8% Convertible Notes”) for an aggregate purchase price of $200,000. The 8% Convertible Notes bear interest at a rate of 8% per annum and are convertible at any time, in whole or in part, at the option of the holders into shares of Common Stock at a conversion price of $3.50 per share.

For additional information on the January 2014 Private Placement, June 2014 Private Placement, and August 2014 Private Placement, see our Annual Report on Form 10-K and attached exhibits filed with the SEC on March 6, 2015. For additional information on the April 2015 Private Placement and the July 2015 Private Placement, see our Current Reports on Form 8-K and attached exhibits filed with the SEC on April 24, 2015 and July 30, 2015, respectively.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Robinson Brog Leinwand Greene Genovese & Gluck P.C., New York, New York.

EXPERTS

The consolidated financial statements of Nxt-ID, Inc. as of December 31, 2014 and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting. The report contains an explanatory paragraph that states that the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

Our audited consolidated financial statements as of December 31, 2013 and for the year then ended have been incorporated by reference in reliance on the report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at no cost from the SEC’s website at www.sec.gov. Our corporate website is www.nxt-id.com. The information on our corporate website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 6, 2015;

●	Quarterly Reports on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 14, 2015, and for the period ended June 30, 2015, filed with the SEC on August 14, 2015;

●	Current Reports on Form 8-K, filed with the SEC on April 24, 2015, July 30, 2015, and August 4, 2015;

●	Definitive Proxy Statement, filed with the SEC on August 21, 2015; and

●	Registration Statement on Form 8-A, filed with the SEC on September 9, 2014, including any amendments or reports filed for the purpose of updating the description of our Common Stock therein.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is completed, including those documents that are filed after the initial filing date of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file under Item 2.02 or Item 7.01 of any Current Report on Form 8-K in accordance with SEC rules.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all information that we have incorporated by reference into this prospectus. You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (203) 266-2103 or by writing to us at the following address:

Nxt-ID, Inc.

288 Christian Street

Oxford, CT 06478

Attn.: Corporate Secretary

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860,716 Shares of Common Stock

Nxt-ID, Inc.

PROSPECTUS

The date of this prospectus is September      , 2015.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, all of which shall be borne by the registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares of Common Stock). All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$114.02
Legal fees and expenses	$30,000
Accounting fees and expenses	$10,000
Miscellaneous fees and expenses	$—
Total	$40,114.02

Item 15. Indemnification of Officers and Directors.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the directors breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or directors has actually and reasonably incurred. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

We maintain a general liability insurance policy that covers liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

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Item 16. Exhibits.

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

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(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oxford, in the state of Connecticut, on September 15, 2015.

Nxt-ID, INC.

By:	/s/ Gino M. Pereira
Gino M. Pereira
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gino M. Pereira, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ GINO M. PEREIRA	Chief Executive Officer and Director	September 15, 2015
Gino M. Pereira	(Principal Executive Officer)

/s/ VINCENT S. MICELI	Chief Financial Officer	September 15, 2015
Vincent S. Miceli	(Principal Financial and Accounting Officer)

/s/ MAJOR GENERAL DAVID R. GUST, USA, Ret.	Director	September 15, 2015
Major General David R. Gust, USA, Ret.

/s/ MICHAEL J. D’ALMADA-REMEDIOS, PHD.	Director	September 15, 2015
Michael J. D’Almada-Remedios, PhD

/s/ DANIEL P. SHARKEY	Director	September 15, 2015
Daniel P. Sharkey

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EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Specimen Common Stock Certificate (2)

4.2	Form of Warrant Agreement and Form of Warrant (1)

4.3	Form of Warrant for January 2014 Offering (3)

4.4	Form of Agent Warrant for January 2014 Offering (3)

4.5	Form of Warrant for June 2014 and August 2014 Offerings (4)

4.6	Form of Warrant Agreement for September 2014 Offering (5)

4.7	Form of Warrant for September 2014 Offering (5)

4.8	Form of Secured Convertible Note for April 2015 Offering (6)

4.9	Form of Class A Common Stock Warrant for April 2015 Offering (6)

4.10	Form of Class B Common Stock Warrant for April 2015 Offering (6)

4.11	Form of 8% Convertible Notes for July 2015 Offering (7)

4.12	Form of Warrant for August 2015 Offering (8)

5.1*	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.

10.1	Registration Rights Agreement between Nxt-ID, Inc. and the April Purchasers, dated April 24, 2015 (6)

10.2	Registration Rights Agreement between Nxt-ID, Inc. and certain purchasers thereto, dated July 30, 2015 (8)

10.3	Warrant Purchase Agreement between Nxt-ID, Inc. and the holders of the Warrants, dated July 30, 2015 (7)

23.1*	Consent of KPMG LLP

23.2*	Consent of Marcum LLP

23.3*	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages to the registration statement)

*	Filed herewith.

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-186331) with the SEC on January 31, 2013.

(2)	Filed as an Exhibit to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-186331) with the SEC on April 11, 2013.

(3)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on January 17, 2014.

(4)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 5, 2014.

(5)	Filed as an Exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-197845) with the SEC on August 14, 2014.

(6)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on April 24, 2015.

(7)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 30, 2015.

(8)	Filed as an Exhibit to the Company’s Current Report on Form 8-K with the SEC on July 30, 2015.

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